UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 15, 2008

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
ON BEHALF OF
CITIBANK CREDIT CARD MASTER TRUST I
(Issuer in respect of the Citibank Credit Card Master Trust I
Floating Rate Class A Credit Card Participation Certificates, Series 1997-4
Floating Rate Class B Credit Card Participation Certificates, Series 1997-4
5.875% Class A Credit Card Participation Certificates, Series 1999-2
6.15% Class B Credit Card Participation Certificates, Series 1999-2

(collectively, the "Certificates")

(Exact name of registrant as specified in its charter)

UNITED STATES OF AMERICA
(State or other jurisdiction of incorporation)

33-41055, 33-43576, 33-62180, 33-77802, 33-84834, 33-97664,
33-99328 and 333-38803
(Commission File Number)

46-0358360
(I.R.S. Employer Identification No.)

701 EAST 60TH ST., NORTH
SIOUX FALLS, SOUTH DAKOTA 57117
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (605) 331-2626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

     Filed as Exhibit 99.1 to this Form 8-K is a copy of the monthly report and servicer's certificate for each Series referenced on the cover page of this Form 8-K (each, a "Monthly Report") for the Due Period ending July 28, 2008 and the related Distribution Date delivered pursuant to Section 5.02 of the applicable Series Supplement to the Pooling and Servicing Agreement (together, the "Agreement") relating to Citibank Credit Card Master Trust I, between Citibank (South Dakota), National Association, as Seller, Servicer, and successor by merger to Citibank (Nevada), National Association, as Seller, and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. Each Monthly Report contains information relating to the distribution, if any, to Certificateholders of the related Series on the referenced Distribution Date as well as information relating to the Receivables and the Accounts from which the Receivables have arisen. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

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Item 9.01 Financial Statements and Exhibits

Exhibits	Description
99.1	Monthly Reports for the Due Period ending July 28, 2008 and the related Distribution Dates for the Certificates

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, as Servicer (Registrant)
By: /s/ Douglas C. Morrison Douglas C. Morrison Vice President
Date: August 15, 2008

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